CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Praxair, Inc. and Subsidiaries

EXHIBIT 23.01

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-48480, 33-93444, 333-304, 333-18141, 333-40003, 333-57386, 333-102020, 333-139328 and 333-162982) and in the Registration Statements on Form S-8 (No. 33-48479, 33-48478, 33-87274, 33-92868, 33-18111, 333-18113, 333-33801, 333-64608, 333-81248, 333-97191, 333-115191, 333-115192, 333-124618 and 333-163005) of Praxair, Inc. of our report dated February 24, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, Connecticut

February 24, 2010